EXHIBIT 10.33

November 14, 1995

AST Research, Inc.
16215 Alton Parkway
Irvine, California  92718
U.S.A.

Dear Sirs:

     Samsung Electronics America, Inc. (the "Lender") hereby agrees to make a loan to AST Research, Inc. (the "Borrower") in the principal amount of US$50,000,000 (the "Loan") according to the terms of this letter agreement (hereinafter referred to as the "agreement").

     The Loan shall be evidenced by a promissory note of the Borrower substantially in the form of Exhibit A hereto (as amended, supplemented or modified from time to time, the "Note"), which shall represent the Borrower's obligation to pay to the Lender the principal amount of US$50,000,000, with interest thereon as prescribed below.

     The Note shall bear interest at a fluctuating rate per annum equal to the rate (the "Interest Rate") which is the sum of (i) one and a half of one percent (1.5%) and (ii) either (a) the rate per annum determined by the Lender to be the rate equal to the rate quoted on the Telerate Screen Page 3750 (or equivalent successor to such page) for a period of one (1) month at or about 11:00 p.m. (London time) on the day which is one business day prior to the date of the borrowing on which dealings in deposits are carried on in the London interbank market or (b) if no rate appears on such page, such rate per annum determined by the Lender at its sole discretion as representing the cost of the Lender of funding the outstanding principal amount of the Loan calculated on the basis of a 360-day year of twelve 30-day months. Interest shall be calculated on the basis of a 360 day year for actual days elapsed.

     Any principal amount of the Loan that is not paid when due (whether as stated or otherwise) shall thereafter bear interest at a rate per annum equal to 2% above the Interest Rate until paid in full (both before and after judgment).

     The Lender shall be authorized to endorse the date and amount of the Loan and all payments of principal on the Note on the Schedule attached thereto and made a part thereof. The Lender's records shall constitute prima facie evidence of the accuracy of the information so recorded, provided however, that the failure to make any such endorsement shall not affect the obligation of the Borrower under the Note. The Note shall be used to record the Loan and all payments of principal under the Note until the Note is surrendered to the Borrower by the Lender and the Note shall continue to be used and to be in full force and effect even though there may be periods prior to surrender when no amount of principal or interest is owing thereunder.

     The Loan is payable in full on the earlier to occur of (a) December 20, 1995, (b) such date as the Borrower shall make a drawing under a line of credit to be provided or supported by the Lender, (as contemplated by that certain Letter of Intent dated November 2, 1995, between the Borrower and the Lender) or
(c) such time as the Lender declares the entire amount of the Loan due and payable in accordance with the provisions of Section 4 of the Note.

     The Borrower agrees (a) to pay or reimburse the Lender for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this agreement, the Note and any document or instrument executed and delivered in connection therewith, including without limitation, fees and disbursements of counsel to the Lender and (b) to pay, indemnify and hold the Lender harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this agreement and the Note.

     This agreement shall be governed by and construed in accordance with the laws of the State of California without regard to its conflict-of-laws principals. The Borrower and the Lender agree that (a) any legal action or proceeding arising out of or in connection with this Note or the transactions contemplated hereby shall be brought exclusively in the courts of the State of California or the Federal Courts of the United States of America sitting in California, (ii) each irrevocably submits to the jurisdiction of each such court, and (iii) any summons, pleading, judgment, memorandum of law, or other paper relevant to any such action or proceeding shall be sufficiently served if delivered to the recipient thereof by certified or registered mail (with return receipt) at its address set forth in Section 7 of the Note. Nothing in the preceding sentence shall affect the right of any party to proceed in any jurisdiction for the enforcement or execution of any judgment, decree or order made by a court specified in said sentence.

     It is the intent of the Borrower and the Lender in the execution of this Note and in all transactions related hereto to comply with the usury laws of the State of California (or the usury laws of any other state that might be determined by a court of competent jurisdiction to be applicable notwithstanding such choice of law, hereinafter collectively referred to as "Usury Laws"). In the event that, for any reason, it should be determined that the Usury Laws apply to the Loan, the Borrower and the Lender stipulate and agree that none of the terms and provisions contained herein shall ever be construed to create a contract for use, forbearance or detention of money requiring payment of interest at a rate in excess of the maximum interest rate permitted to be charged by the Usury Laws, all such sums or property deemed to constitute interest in excess of such maximum rate shall, at the option of the Lender, be credited to the payment of the principal sum due hereunder.

     If you agree with the terms of this agreement, please indicate your agreement by signing below.

                         SAMSUNG ELECTRONICS AMERICA, INC.


                         By:    /s/Bo Soon Song
                         Name:     Bo Soon Song
                         Title:    Chief Executive Officer

ACCEPTED AND AGREED:

AST RESEARCH, INC.

     By:       /s/Bruce C. Edwards
     Name:     Bruce C. Edwards
     Title:    Executive Vice President and Chief Financial Officer


     By:       /s/Dennis R. Leibel
     Name:     Dennis R. Leibel
     Title:    Senior Vice President, Legal and Administration


                                 PROMISSORY NOTE


                                                               November 20, 1995
                                                              Irvine, California

$50,000,000


     FOR VALUE RECEIVED, AST Research, Inc., a Delaware corporation ("Borrower"), hereby unconditionally promises to pay to Samsung Electronics America, Inc., a New York corporation ("Lender"), or assigns, at the address set forth in Section 7 below, or at such other place as the holder hereof may from time to time notify Borrower in writing, the principal sum of Fifty Million DOLLARS ($50,000,000), together with interest from the date hereof, on the outstanding principal amount at the rate set forth herein below, on the Maturity
Date  as (defined below).   Lender has lent to Borrower the sum of Fifty Million
DOLLARS ($50,000,000) on the date hereof.

     1. The outstanding principal amount of this Note shall bear interest at the rate per annum which is the sum of (i) one and a half of one percent (1.5%) and (ii) either (a) the rate per annum determined by the Lender to be the rate equal to the rate quoted on the Telerate Screen Page 3750 (or the equivalent successor to such page) for a period of one (1) month at or about 11:00 p.m. (London time) on the day which is one business day prior to the date hereof on which dealings in deposits are carried on in the London interbank market or (b) if no rate appears on such page, such rate per annum determined by the Lender at its sole discretion as representing the cost of the Lender of funding the outstanding principal amount hereof calculated on the basis of a 360-day year of twelve 30-day months.

     2. The principal sum of this Note, together with all accrued and unpaid interest hereon and all other amounts due hereunder, shall be due and payable in full on the earlier to occur of (a) December 20, 1995, (b) such date as Borrower shall make a drawing under a line of credit to be provided or supported by Lender, (as contemplated by that certain Letter of Intent dated November 2, 1995 between Borrower and Lender) or (c) such time as Lender declares the entire amount of this Note due and payable in accordance with the provisions of Section 4 hereof (such earlier date, the "Maturity Date").

     3. Principal and interest and all other amounts due hereunder shall be payable in lawful money of the United States of America. Payments shall be applied first to interest on past due interest, second to current due interest, third to accrued interest, fourth to all other amounts (other than principal) due hereunder , and fifth to principal. The undersigned may prepay all or part of this Note at any time and from time to time without penalty.

     4.   An event of default ("Event of Default") hereunder shall occur if:

     a.   Borrower shall fail to pay any amount hereunder as and when due;

     b. There shall be a default under any evidence of indebtedness for borrowed money of Borrower or any of its subsidiaries having a principal amount in excess of $2 million (i) resulting from the failure to pay principal at maturity or (ii) as a result of which the maturity of such indebtedness has been accelerated prior to its stated maturity;

     c. Borrower shall admit in writing its inability to pay or shall be unable to pay its debts as they become due, or shall apply for a receiver, trustee or similar officer with respect to all or a substantial part of its property or shall institute by petition, application, answer, consent or otherwise, any bankruptcy, insolvency, reorganization, arrangement, readjustment of debts, dissolution, liquidation or similar proceedings relating to Borrower under the laws of any jurisdiction; or

     d. Any creditor of Borrower shall apply for a receiver, trustee or similar officer with respect to all or a substantial part of Borrower's property or shall institute by petition, application, answer, consent or otherwise, any bankruptcy, insolvency, reorganization, arrangement, readjustment of debts, dissolution, liquidation or similar proceedings relating to Borrower under the laws of any jurisdiction, and such petition, bankruptcy, or other proceeding shall not be stayed, bonded or discharged within sixty (60) days.

     Upon the occurrence of any Event of Default, and at such time as any Event of Default is continuing, (i) if such event is an Event of Default specified in clause (c) or (d) above, this Note shall automatically and immediately become due and payable and (ii) if such event is any other Event of Default, the holder hereof, at its option, may declare all sums due hereunder immediately due and payable by sending a notice of default to Borrower.

     5. No failure or delay on the part of the holder of this Note or the failure to exercise any power or right under this Note shall operate as a waiver of such power or right or preclude other or further exercise thereof or the exercise of any other power or right. No waiver by the holder of this Note will be effective unless and until it is in writing and signed by such holder. No waiver of any condition or performance will operate as a waiver of any subsequent condition or obligation. Except as provided herein, the undersigned hereby waives diligence, presentment, demand for payment, notice of dishonor or acceleration, protest and notice of protest, and any and all other notices or demands in connection with delivery, acceptance, performance, default or enforcement of this Note.

     6. In the event that any action, suit or other proceeding is instituted concerning or arising out of this Note, the prevailing party shall recover all of such party's costs, and reasonable attorneys' fees incurred in each and every such action, suit, or other proceeding, including any and all appeals or petitions therefrom.

     7. Notices required or permitted to be given under this Note to any party hereto by any other party shall be in writing and shall be deemed to have been duly delivered and given when personally delivered to the party (including by express courier service) or sent by facsimile transmission at the address or number set forth below, or any such other address or number as shall be given in writing by the respective party to all other parties:

Borrower:      AST Research, Inc.
               16215 Alton Parkway
               Irvine, California  92718
               Attention:  Treasurer
               Fax Number:  (714) 727-8584

With a copy to:     AST Research, Inc.
                    16215 Alton Parkway
                    Irvine, California  92718
                    Attention:  General Counsel

Lender:             Samsung Electronics America Inc.
                    105 Challenger Road
                    Ridgefield Park
                    New Jersey 07660
                    Attention:  Finance Manager
                    Fax No. (201) 229-7030

With a copy to:     Samsung Electronics America Inc.
                    105 Challenger Road
                    Ridgefield Park
                    New Jersey 07660
                    Attention:  Un Suk Ko
                    Fax No. (201) 229-7030

     8. This Note, its validity, construction and effect, shall be governed by, construed under and enforced in accordance with, the laws of the State of California without regard to its conflict-of-laws principals. Borrower and Lender agree that (i) any legal action or proceeding arising out of or in connection with this Note or the transactions contemplated hereby shall be brought exclusively in the courts of the State of California or the Federal Courts of the United States of America sitting in California, (ii) each irrevocably submits to the jurisdiction of each such court, and (iii) any summons, pleading, judgment, memorandum of law, or other paper relevant to any such action or proceeding shall be sufficiently served if delivered to the recipient thereof by certified or registered mail (with return receipt) at its address set forth in Section 7 hereof. Nothing in the preceding sentence shall affect the right of any party to proceed in any jurisdiction for the enforcement or execution of any judgment, decree or order make by a court specified in said sentence.

     9. It is the intent of Borrower and Lender in the execution of this Note and in all transactions related hereto to comply with the usury laws of the State of California (or the usury laws of any other state that might be determined by a court of competent jurisdiction to be applicable notwithstanding such choice of law, hereinafter collectively referred to as "Usury Laws"). In the event that, for any reason, it should be determined that the Usury Laws apply to the loan evidenced hereby, Borrower and Lender stipulate and agree that none of the terms and provisions contained herein shall ever be construed to create a contract for use, forbearance or detention of money requiring payment of interest at a rate in excess of the maximum interest rate permitted to be charged by the Usury Laws. In such event, if Lender shall collect monies or other property which are deemed to constitute interest which would otherwise increase the effective interest rate on this Note to a rate in excess of the maximum rate permitted to be charged by the Usury Laws, all such sums or property deemed to constitute interest in excess of such maximum rate shall, at the option of Lender, be credited to the payment of the principal sum due hereunder.

     10. This Note shall not be assignable by Borrower. This Note shall be assignable by Lender and all provisions of this Note shall inure to the benefit of Lender and all of its successors and assigns.

     IN WITNESS WHEREOF, the undersigned has caused this Note to be duly executed and delivered as of the day and year first above written.


                         AST RESEARCH, INC.

                    By:     /s/Bruce C. Edwards
                    Name:   Bruce C. Edwards
                    Title:  Executive Vice President and Chief Financial Officer


                    By:      /s/Dennis R. Leibel
                    Name:    Dennis R. Leibel
                    Title:   Senior Vice President, Legal and Administration